SPECIMEN

                         October 17, 1996



Mound City Financial Services, Inc.
25 East Pine Street
Platteville, Wisconsin  53818


     Reference is made to the Registration Statement on Form S-4 (the "Registration Statement") to be filed by Mound City Financial Services, Inc. (the "Corporation") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to shares of Common Stock of the Corporation, no par value, issuable by the Corporation in connection with a reorganization ("Common Stock"), as described in the Prospectus included in the Registration Statement.

     As counsel to the Corporation for purposes of the reorganization, we are familiar with the Articles of Incorporation and the Bylaws of the Corporation. We also have examined, or caused to be examined, such other documents and instruments and have made, or caused to be made, such further investigation as we have deemed necessary or appropriate to render this opinion.

     Based upon the foregoing, it is our opinion that:

     (1) The Corporation is duly incorporated and validly existing as a corporation under the laws of the State of Wisconsin.

     (2) The shares of Common Stock of the Corporation when issued upon consummation of the reorganization and delivered to the shareholders of Mound City Bank in accordance with the provisions of the Agreement and Plan of Reorganization dated_______________, 1996 will be validly issued, fully paid and non-assessable under applicable Wisconsin law, except for statutory liability under Section 180.0622(2)(b) of the Wisconsin Business Corporation Law.

     We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement, and we further consent to the use of our name in the Registration Statement under the captions "Legal Matters" and "Tax Considerations." In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission issued thereunder.

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                              BOARDMAN, SUHR, CURRY & FIELD